EXHIBIT (5)(a)

         AMERICAN GENERAL LIFE INSURANCE COMPANY of New York ("AGNY")
                300 SOUTH STATE STREET, SYRACUSE, NEW YORK13202

[American General Logo]                                   GENERATIONS(TM)
                                                          ===========
                                                       Variable Annuity

                   VARIABLE ANNUITY CERTIFICATE APPLICATION

 INSTRUCTIONS: Please type or print in permanent black ink.

 1. ANNUITANT
     Name:    ______________________________________
     Address: ______________________________________
              ______________________________________
     Phone:   _____________ DOB:____________________ (Max Age 85)
     Sex: [ ]M [ ]F   SS#:__________________________
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 2. CONTINGENT ANNUITANT (optional)
     Name:    ______________________________________
     Address: ______________________________________
              ______________________________________
     Phone:   _____________ DOB:____________________ (Max Age 85)
     Sex: [ ]M [ ]F   SS#:__________________________
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 3.  OWNER (Complete only if different than Annuitant)
     Name:    ______________________________________
     Address: ______________________________________
              ______________________________________
     Phone:   _____________ DOB:____________________ (Max Age 85)
     Sex: [ ]M [ ]F  Tax ID or  SS#:__________________________
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     JOINT OWNER (optional)
     Name:    ______________________________________
     Address: ______________________________________
              ______________________________________
     Phone:   _____________ DOB:____________________ (Max Age 85)
     Sex: [ ]M [ ]F  Tax ID or  SS#:__________________________

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 4.  BENEFICIARY DESIGNATION (if more space is needed, use Section 10):

     PRIMARY (if more than one, indicate percentages)
     Name/Relationship


     CONTINGENT (if more than one, indicate percentages)


     Name/Relationship
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 5.  PAYMENT  INFORMATION
     Initial Purchase Payment (minimum $5,000) $________

     If [ ] 1035X  OR  [ ] Transfer, estimated amount $_________

    [ ] Non-Qualified
    [ ] Qualified: (check appropriate boxes in sections A and B)
         A. [ ]Rollover      [ ]Transfer
         B. Type of Plan:    [ ]IRA  [ ]SEP-IRA  [ ]401(k)  [ ]401(a)
                             [ ]Other________
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6.  INVESTMENT  OPTIONS (Total allocation must equal 100%. Use whole percentages only.

    Asian Equity (140)            ____%    Global Equity (130)          ____%   Morgan Stanley
    Domestic Income (125)         ____%    Government (131)             ____%    Real Estate Securities (138) ____%
    Emerging Growth (126)         ____%    Growth and Income (133)      ____%   Strategic Stock (141)         ____%
    Emerging Markets Equity (127) ____%    High Yield (134)             ____%   Value (139)                   ____%
    Enterprise (128)              ____%    International Magnum (135)   ____%   1-Year Guarantee Period       ____%
    Equity Growth (132)           ____%    Mid Cap Value (136)          ____%   Other________________         ____%
    Fixed Income (129)            ____%    Money Market (137)           ____%

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 7. AUTOMATIC REBALANCING ($25,000 minimum)  (Total allocation must equal 100%.
    Use whole percentages only.

    [ ] Check here for Automatic Rebalancing of investments, based on certificate anniversary, to the VARIABLE ALLOCATIONS ONLY indicated below or then in effect.

    Frequency: [ ] Quarterly [ ]Semiannually [ ]Annually

    Asian Equity (140)            ____%    Global Equity (130)          ____%   Morgan Stanley
    Domestic Income (125)         ____%    Government (131)             ____%    Real Estate Securities (138) ____%
    Emerging Growth (126)         ____%    Growth and Income (133)      ____%   Strategic Stock (141)         ____%
    Emerging Markets Equity (127) ____%    High Yield (134)             ____%   Value (139)                   ____%
    Enterprise (128)              ____%    International Magnum (135)   ____%   Other________________         ____%
    Equity Growth (132)           ____%    Mid Cap Value (136)          ____%
    Fixed Income (129)            ____%    Money Market (137)           ____%

AGNY 8771-33                                                         VAGAPLNY